SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2004

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-13070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 4.01   Changes in Registrant’s Certifying Accountant

        Effective September 29, 2004, Derma Sciences, Inc. (the “Registrant”) dismissed Ernst & Young LLP as the Registrant’s independent accountants. This action was occasioned solely by the Registrant’s decision to reduce costs associated with the audit of its consolidated financials statements and related services.

        The reports of Ernst & Young LLP on the Registrant’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        The audit committee of the Registrant’s board of directors approved the decision to dismiss Ernst & Young LLP and engage the firm of J.H. Cohn LLP as its independent accountants. See the discussion below relative to the engagement of J.H. Cohn LLP.

        During our two most recent fiscal years and the interim period preceding Ernst & Young LLP’s dismissal there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused this firm to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

        During the two most recent fiscal years and the interim period preceding Ernst & Young LLP’s dismissal no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B have occurred.

        Ernst & Young LLP has indicated to the Registrant that it concurs with the foregoing statements as they relate to Ernst & Young LLP and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of this letter is attached to this Form 8-K/A as Exhibit 16.1.

        Effective September 30, 2004, the Registrant engaged J.H. Cohn LLP as its new independent accountants. During the two most recent fiscal years and the interim period preceding J.H. Cohn LLP’s engagement the Registrant has not consulted with J.H. Cohn LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements and no written report or oral advice was provided to the Registrant concluding that there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to this Item or a reportable event as that term is defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits:

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: October 12, 2004	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer